UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2016

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Effective January 11, 2016 ("Effective Date"), U. S. Physical Therapy, Inc. (the "Company") entered into a Second Amendment to the Amended and Restated Credit Agreement (the "Amended Credit Agreement") with Bank of America.  The Amended Credit Agreement increased the cash and noncash consideration that the Company could pay with respect to acquisitions permitted within the Amended Credit Agreement to $50,000,000 for any fiscal year from $25,000,000.  In addition, the Amended Credit Agreement increases the amount the Company may pay in cash dividends to its stockholders in an aggregate amount not to exceed $10,000,000 in any fiscal year from $7,500,000.

The Credit Agreement matures on November 30, 2018, is unsecured and includes standard financial covenants which include a consolidated fixed charge coverage ratio and a consolidated leverage ratio, as defined in the Credit Agreement.  Proceeds from the credit agreement may be used for working capital, acquisitions, and for other corporate purposes.

As of January 12, 2016, the outstanding balance advanced under the loan facility was $48,500,000.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
See Item 1.01 above.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1	Second Amendment to Amended and Restated Credit Agreement by and among the Company and the Lenders party hereto, and Bank of America, N. A, as Administrative Agent.*

* Furnished herewith.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: January 13, 2016	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)